SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                   SHARES PURCHASED        AVERAGE

                        DATE            SOLD(-)             PRICE(2)

 COMMON STOCK-NATIONAL PRESTO
	    MJG ASSOCIATES, INC.

          GABELLI PERFORMANCE PARTNERSHIP
                       1/31/05              500-           42.9200
          GAMCO INVESTORS, INC.
                       2/11/05              500-           43.8600
                       1/31/05            1,000-           42.9700
                       1/27/05              300-           43.6000
                       1/27/05              500-           43.6260
                       1/21/05              500-           42.5040
                       1/20/05              500-           42.5100
                       1/19/05              500-           42.9600
                       1/18/05              500-           42.5300
                       1/03/05              500-           45.5000
                      12/20/04              700-           45.9571
                      12/20/04              200-             *DO
          GABELLI ADVISERS, INC.
                       2/10/05              500-           43.8800
                       2/04/05              500-           43.0500
                       2/03/05              500-           42.8000
                       2/02/05              500-           42.6860
                       1/03/05              500-           45.5000
           GABELLI FUNDS, LLC.
               GABELLI VALUE FUND
                       1/27/05            1,700-           43.6159
                       1/10/05            1,300-           42.2508
               GABELLI SMALL CAP GROWTH FUND
                       2/15/05            1,000-           43.4350
               GABELLI EQUITY TRUST
                       2/15/05            1,000-           43.4330
               GABELLI EQUITY INCOME FUND
                       2/15/05            1,500-           43.8007
                       2/14/05              500-           43.9800
                       1/24/05            1,000-           42.4000
               GABELLI ASSET FUND
                       1/10/05            2,000-           42.3100
               GABELLI CAPITAL ASSET FUND
                       2/16/05              500-           44.1500
                       2/11/05              800-           43.8775
                       2/10/05            2,700-           43.9533
                       1/18/05            1,400-           41.9629
                       1/03/05              300-           45.5033

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.